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                                                                 NOONEY
                                                           -------------------
                                                           INCOME FUND LTD. II

October __, 1995

Dear Limited Partner:

We recently mailed you a Consent Statement requesting your approval of a proposed amendment to the Partnership Agreement to enable the Partnership to purchase certain interests in Countryside Executive Center, NorthCreek Office Park and Wards Corner Business Center with the proceeds of a proposed loan from Boatmen's National Bank.

Because we have not yet received a Consent Form from you, we have enclosed another Consent Form. We request that you sign the Consent Form and return it in the enclosed return envelope. Please note that we must receive your response by November 10, 1995 for it to be counted.

Thank you for your consideration.

Sincerely,

/S/ GREGORY J. NOONEY, JR.

Gregory J. Nooney, Jr.
General Partner of Nooney Income Fund Ltd. II, L.P.